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                                                                    EXHIBIT 99.1


                                                        SILVER TRIANGLE BUILDING
                                        25505 WEST TWELVE MILE ROAD - SUITE 3000
                                                       SOUTHFIELD, MI 48034-8339
                                                                  (248) 353-2700
                                                        WWW.CREDITACCEPTANCE.COM

                                  NEWS RELEASE


FOR IMMEDIATE RELEASE                                   DATE:    MAY 27, 2005
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                                  INVESTOR RELATIONS: DOUGLAS W. BUSK
                                                      TREASURER
                                                      (248) 353-2700 EXT. 4432
                                                      IR@CREDITACCEPTANCE.COM
                                  NASDAQ SYMBOL:      CACCE


          CREDIT ACCEPTANCE ANNOUNCES RECEIPT OF EXTENSION FROM NASDAQ
                        AND REVISED WAIVERS FROM LENDERS


SOUTHFIELD, MICHIGAN - MAY 27, 2005 - CREDIT ACCEPTANCE CORPORATION (NASDAQ:
CACCE) Credit Acceptance Corporation (the "Company") announced today that a Nasdaq Listing Qualifications Panel (the "Panel") has granted the Company's request for continued listing on the Nasdaq National Market, subject to the Company filing with the Securities and Exchange Commission (the "SEC"), on or before June 30, 2005, its annual report on Form 10-K for the year ended December 31, 2004 and Form 10-Q for the quarter ended March 31, 2005.

On April 11, 2005, the Company issued a press release announcing its receipt of a Nasdaq Staff Determination Letter regarding the potential delisting of the Company's common stock due to the Company's inability to timely file its annual report on Form 10-K for the year ended December 31, 2004. Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make, on a timely basis, all filings with the SEC required by the Securities Exchange Act of 1934, as amended. The Company was unable to timely file its 2004 Form 10-K because its independent accountants, Deloitte & Touche LLP ("Deloitte"), indicated at the deadline that they had not completed their review of the filing. Subsequent to the deadline on April 8, 2005, Deloitte informed the Company that they believed the Company should not account for its loans as an originator of loans to consumers but should instead account for its loans as a lender to its dealer-partners. The Company subsequently appealed the Staff Determination by requesting a hearing before a Nasdaq Listing Qualifications Panel to obtain an extension of time to maintain the Company's listing on the Nasdaq National Market until the Company can come into full compliance with Nasdaq Marketplace Rule 4310(c)(14).

As previously announced, the Company is seeking SEC guidance as to the proper accounting methodology in connection with how it accounts for loans. The Company submitted a letter on April 26, 2005 to the Office of the Chief Accountant of the SEC and has subsequently provided additional information. The Company is currently awaiting guidance from the SEC and does not know how long it will take to receive an answer. If the Company is required to change its loan accounting methodology, the Company believes it is unlikely it will be able to complete and file its 2004 Form 10-K and first quarter 2005 Form 10-Q by the June 30, 2005 extended deadline. In this event, the Panel has requested that the Company submit in writing to the Panel the impact of


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the accounting change and a reasonable timeline for completing the necessary SEC filings. Based on this submission, the Panel has indicated that it will consider extending the June 30, 2005 deadline.


If the Company does not obtain an extension of the deadline or does not comply with any new deadline established by the Panel, the Company's shares of common stock will be subject to delisting from the Nasdaq National Market. If the Company's shares are delisted from the Nasdaq National Market, they will continue to be traded in the over-the-counter market and quoted on the Pink Sheets Electronic Quotation Service. Information regarding the Pink Sheets Electronic Quotation Service is available at http://www.pinksheets.com/.

The Company has three debt facilities that require the Company to timely file its annual reports on Form 10-K and quarterly reports on Form 10-Q and to deliver certain annual and quarterly information to the lenders. The Company has received waivers of these requirements on all three debt facilities through July 31, 2005. In the event the Company's 2004 Form 10-K and Form 10-Q for the period ended March 31, 2005 have not been filed by July 31, 2005, the Company intends to request additional extensions from its lenders. The Company intends to continue to provide its lenders with financial statements based on the Company's historical loan accounting policies and is confident that waivers providing the Company with sufficient time to complete its public filings will be received.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

Certain statements in this release that are not historical facts, such as those using terms like "believes," "expects," "anticipates," "assumptions," "forecasts," "estimates" and those regarding the Company's future results, plans and objectives, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent the Company's outlook only as of the date of this release. While the Company believes that its forward-looking statements are reasonable, actual results could differ materially since the statements are based on current expectations, which are subject to risks and uncertainties. Factors that might cause such a difference include the following:

         - the Company's potential inability to accurately forecast and estimate the amount and timing of future collections,

         -        the potential delisting of the Company's common stock,

         - the Company's potential restating of prior years financial statements,

         - increased competition from traditional financing sources and from non-traditional lenders,

         - the unavailability of funding at competitive rates of interest,

         - the Company's potential inability to continue to obtain third party financing on favorable terms,

         - the Company's potential inability to generate sufficient cash flow to service its debt and fund its future operations,

         -        adverse changes in applicable laws and regulations,

         -        adverse changes in economic conditions,

         - adverse changes in the automobile or finance industries or in the non-prime consumer finance market,

         - the Company's potential inability to maintain or increase the volume of automobile loans,

         - an increase in the amount or severity of litigation against the Company,

         - the loss of key management personnel or the inability to hire qualified personnel,

         -        the effect of terrorist attacks and potential attacks, and

         - various other factors discussed in the Company's reports filed with the Securities and Exchange Commission.

Other factors not currently anticipated by management may also materially and adversely affect the Company's results of operations. The Company does not undertake, and expressly disclaims any obligation, to update or


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alter its statements whether as a result of new information, future events or otherwise, except as required by applicable law.

DESCRIPTION OF CREDIT ACCEPTANCE CORPORATION

Since 1972, Credit Acceptance has provided auto loans to consumers, regardless of their credit history. Our product is offered through a nationwide network of automobile dealers who benefit by selling vehicles to consumers who otherwise could not obtain financing, by repeat and referral sales generated by these same customers, and from sales to customers responding to advertisements for our product, but who actually end up qualifying for traditional financing.

Without our product, consumers are often unable to purchase a vehicle or they purchase an unreliable one and are not provided the opportunity to improve their credit standing. As we report to the three national credit reporting agencies, a significant number of our customers improve their lives by improving their credit score and move on to more traditional sources of financing. Credit Acceptance is publicly traded on the NASDAQ National Market under the symbol CACCE. For more information, visit www.creditacceptance.com.



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